Exhibit 99.3

Talon Real Estate, LLC

Minneapolis, Minnesota

FINANCIAL STATEMENTS

As of and for the 3 Months Ended March 31, 2013

Talon Real Estate, LLC

TABLE OF CONTENTS

As of and for the 3 Months Ended March 31, 2013

Talon Real Estate, LLC

BALANCE SHEET

As of March 31, 2013

(Unaudited)

ASSETS

ASSETS
Cash	6,813
TOTAL ASSETS	$6,813

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Accrued expenses	$112,173
TOTAL LIABILITIES	112,173

COMMITMENTS AND CONTINGENCIES	-

MEMBERS’ DEFICIT
Contributions	10,600
Members’ deficit	(115,960)
TOTAL MEMBERS’ DEFICIT	(105,360)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$6,813

See accompanying notes to financial statements.

Talon Real Estate, LLC

STATEMENT OF OPERATIONS AND MEMBERS’ DEFICIT

For the Three Months Ended March 31, 2013

(Unaudited)

2013
REVENUES
Interest income	$-
Total Revenues	-

OPERATING EXPENSES
General and administrative	3,787
Salary and compensation	26,086
Professional fees	86,087
Total Operating Expenses	115,960
NET LOSS	(115,960)

MEMBERS’ DEFICIT - Beginning of Period	-
Contributions	10,600

MEMBERS’ DEFICIT - END OF PERIOD	$(105,360)

See accompanying notes to financial statements.

Talon Real Estate, LLC

STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2013

(Unaudited)

2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(115,960)
Adjustments to reconcile net loss to net cash flows from operating assets and liabilities:
Changes in operating assets and liabilities:
Accrued expenses	112,173
Net Cash Flows from Operating Activities	(3,787)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions	10,600
Distributions paid	-
Net Cash Flows from Financing Activities	10,600

Net Change in Cash	6,813

CASH - Beginning of Period	-

CASH - END OF PERIOD	$6,813

See accompanying notes to financial statements.

Talon Real Estate, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013

(Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

Talon Real Estate, LLC (“the Company”) was incorporated in the state of Minnesota on December 20, 2012 to purchase commercial real estate.  The Company had six members at March 31, 2013 with 66% of the outstanding membership units held by one member and the minority members each holding less than 10% of the outstanding units.  The Company began operations in January 2013. For the three months ended March 31, 2013, the Company engaged in activities related to starting up the organization.  No real estate was owned as of March 31, 2013.

Basis of Presentation

Talon Real Estate, LLC (the “Company”) has prepared the foregoing unaudited financial statements in accordance with GAAP and the requirements of the SEC with respect to interim reporting. As permitted under these rules, certain footnotes and other financial information required by GAAP for complete financial statements have been condensed or omitted. The interim consolidated financial statements include all normal and recurring adjustments that are necessary for a fair presentation of our financial position and operating results.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant items subject to such estimates and assumptions include determination of the useful life of property and other long-lived assets, valuation and impairment analysis of property and other long-lived assets, and valuation of the allowance for doubtful accounts. It is at least reasonably possible that these estimates could change in the near term.

Cash and Cash Equivalents

The Company considers short-term investments with original maturities of 90 days or less to be cash equivalents. The Company believes it is not exposed to any significant credit risk on cash equivalents.

Accrued Expenses

The Company will accrue expenses in the period that they are incurred when the expense can be reasonably estimated until they are paid.

Income Taxes

The Company is a limited liability company which is a disregarded entity for tax purposes; therefore, taxable net income (loss) of the Company is included in the income tax returns of its members. Accordingly, no recognition has been given to federal or state income taxes in these financial statements.

Talon Real Estate, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company's policy of accounting for uncertain tax positions is to recognize the tax effects from an uncertain tax position in the financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority.

The Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the years before 2009. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and penalties as general and administrative expense and any related interest as interest expense in the Company's statements of operations and member's deficit.

NOTE 3 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for matters that require recognition or disclosure in the Company’s financial statements through the date these financial statements were issued. Contributions from additional members totaling $230 was contributed in May 2013 representing approximately 2% of the Company’s total membership units.  On June 7, the Company entered into a contribution agreement with the remaining interest holders of 5130 Industrial Street, LLC (“5130 LLC”) pursuant to which it will acquire the remaining 51% interest in 5130 LLC subject to receiving consent to the transfer from 5130 LLC’s lender.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is not subject to any material litigation nor to management’s knowledge is any material litigation currently threatened against the Company other than routine litigation, claims and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims and administrative proceedings will not have a material adverse impact on the Company’s financial position or results of operations.